Exhibit 10.1

AMENDMENT NO. 1 TO THAT CONVERTIBLE PROMISSORY NOTE

ISSUED BY TULLY’S COFFEE ASIA PACIFIC PARTNERS, LP TO

ASIA FOOD CULTURE MANAGEMENT PTE LTD

March 6, 2009 (the “Effective Date”)

This is Amendment No. 1 to that Convertible Promissory Note issued to Asian Food Culture Management Pte Ltd by Tully’s Coffee Asia Pacific Partners, LP and dated December 30, 2008 (the “Note”). Capitalized terms used herein not expressly defined shall have those meanings ascribed to them in the Note.

Holder and Issuer agree as follows:

1. Amendment to Section 3. The first paragraph of Section 3 of the Note is hereby amended in its entirety to read as follows:

“3. Conversion upon Default of the GP Note. Upon the occurrence of any Event of Default by TCAP as defined in the GP Note, the Company shall have the right (but not the obligation) to convert all or a portion of outstanding principal and accrued interest under this Note into additional Partnership Interests (as defined in the Partnership Agreement) based upon a US12,000,000 pre-money valuation of the Partnership. Upon conversion of the Note into additional Partnership Interests, Company shall have the additional right (but not obligation) to be designated the sole general partner of the Partnership and the Partnership Agreement shall be amended accordingly; provided, however, that Company agrees that, notwithstanding an Event of a Default, it shall not exercise the right to be designated the sole general partner until on or after June 30, 2009.

2. No Other Amendments. Except as necessary to effect the intent of the parties as set forth above, no other changes or modifications expressed or implied are made to the Note by virtue of this Amendment No. 1.

ASIA FOOD CULTURE MANAGEMENT PTE LTD	TULLY’S COFFEE ASIA PACIFIC PARTNERS, LP

Signature	Signature

Print Name	Print Name

Managing Director, KM Prosperity Pte., Ltd., Its Manager

Title	Title